Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement No. 333-30895 of Phar-Mor, Inc. on Form S-8 of our report dated September 24, 2001 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to Phar-Mor's filing for reorganization under Chapter 11 of the United States Bankruptcy Code and substantial doubt about Phar-Mor's ability to continue as a going concern) appearing in Form 10-K of Phar-Mor, Inc. for the fiscal year ended June 30, 2001.


Pittsburgh, Pennsylvania
October 12, 2001